Exhibit 99.1

Marvell Technology Group Ltd. Reports Second Quarter of Fiscal Year 2021
Financial Results

•Q2 Revenue: $727 million
•Q2 Gross Margin: 49.4% GAAP gross margin; 63.3% non-GAAP gross margin
•Q2 Diluted income (loss) per share: $(0.24) GAAP diluted loss per share; $0.21 non-GAAP diluted income per share
•Cash and short-term investments: $832 million
Santa Clara, Calif. (August 27, 2020) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the second quarter of fiscal year 2021.
Revenue for the second quarter of fiscal 2021 was $727 million, which exceeded the midpoint of the Company's guidance provided on May 28, 2020. GAAP net loss for the second quarter of fiscal 2021 was $(158) million, or $(0.24) per diluted share. Non-GAAP net income for the second quarter of fiscal 2021 was $140 million, or $0.21 per diluted share. Cash flow from operations for the second quarter was $226 million.

“Marvell delivered strong second quarter financial results with revenue above the mid-point of guidance, growing 11% year on year and 5% sequentially. We are expecting revenue growth to continue in the third quarter, driven primarily from 5G wireless infrastructure and cloud datacenter end markets” said Matt Murphy, Marvell’s President and CEO. “We also announced the extension of our long-term collaboration with TSMC to deliver a comprehensive silicon portfolio for the data infrastructure market leveraging the industry’s most advanced 5 nanometer (nm) process technology. While we continue to invest in advanced technologies for future growth, our team also remains focused on driving operational excellence. Through successful integration execution and continued operational discipline, we expect to drive earnings expansion in the third quarter.”

Marvell's third quarter guidance takes into account the U.S. Government's export restrictions on certain Chinese customers. Given the ongoing uncertainty associated with COVID-19 and related public health measures, we also have temporarily widened the guidance range on revenue.

Third Quarter of Fiscal 2021 Financial Outlook

•Revenue is expected to be $750 million +/- 5%.
•GAAP gross margin is expected to be approximately 51.4%.
•Non-GAAP gross margin is expected to be approximately 63%.
•GAAP operating expenses are expected to be approximately $368 million.
•Non-GAAP operating expenses are expected to be approximately $280 million.
•GAAP diluted income (loss) per share is expected to be $(0.04) to $0.04 per share.
•Non-GAAP diluted income per share is expected to be $0.22 to $0.28 per share.

Conference Call
Marvell will conduct a conference call on Thursday, August 27, 2020 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2021. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 9776144. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Thursday, September 3, 2020.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value adjustment associated with the Aquantia and Avera acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell's core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the second quarter of fiscal 2021, a non-GAAP tax rate of 5.0% has been applied to the non-GAAP financial results.
Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell's financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell's non-GAAP financial measures useful in their assessment of Marvell's operating performance and the valuation of Marvell. Internally, Marvell's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell's results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to the impact on our business of the novel coronavirus (COVID-19) pandemic which have impacted, and may continue to impact, our workforce and operations and the transportation and manufacturing of our products; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact the operations of our customers, distributors, vendors, suppliers, and partners; increased disruption and volatility in the capital markets and credit markets as a result of COVID-19, which could adversely affect our liquidity and capital resources; the impact of COVID-19, or other future pandemics, on the U.S. and global economies; disruptions caused by COVID-19 resulting in worker absenteeism, quarantines and restrictions on our employees’ ability to work, innovate, collaborate, and travel; the effects that the current credit and market conditions caused by, or resulting from, COVID-19 could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers’ products outside of the United States; Marvell's ability to define, design and develop products for the 5G market; Marvell's ability to market its 5G products to Tier 1 infrastructure customers; extension of lead time due to supply chain disruptions or component shortages that may impact the production of our products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of our products; cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the risk of downturns in the highly cyclical semiconductor industry; the risk that the company may not realize the anticipated benefits of the acquisitions of Aquantia Corp. and the Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES and the divestiture to NXP (collectively, the “Transactions”); the effect of the consummation of the Transactions on the company's business relationships, operating results, and business generally; potential difficulties in employee retention as a result of the Transactions; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to the Transactions and realize the anticipated synergies and cost savings in the time frame anticipated; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry; the effects of any other potential acquisitions, divestitures or investments; Marvell’s ability to protect its intellectual property; Marvell’s maintenance of an effective system of internal controls; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 as filed with the SEC on March 23, 2020, Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020 as filed with the SEC on May 29, 2020, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or publicly update any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 1, 2020	May 2, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Net revenue	$727,297	$693,641	$656,568	$1,420,938	$1,319,020
Cost of goods sold	368,041	366,739	305,866	734,780	606,890
Gross profit	359,256	326,902	350,702	686,158	712,130

Operating expenses:
Research and development	277,139	279,584	266,354	556,723	533,221
Selling, general and administrative	112,794	122,027	113,990	234,821	223,995
Restructuring related charges	120,590	21,287	16,586	141,877	22,268
Total operating expenses	510,523	422,898	396,930	933,421	779,484
Operating loss	(151,267)	(95,996)	(46,228)	(247,263)	(67,354)
Interest income	577	1,058	1,077	1,635	2,345
Interest expense	(15,635)	(16,830)	(20,531)	(32,465)	(41,734)
Other income (loss), net	(440)	3,754	(2,197)	3,314	(2,313)
Interest and other income (loss), net	(15,498)	(12,018)	(21,651)	(27,516)	(41,702)
Loss before income taxes	(166,765)	(108,014)	(67,879)	(274,779)	(109,056)
Provision (benefit) for income taxes	(8,872)	5,019	(10,548)	(3,853)	(3,275)
Net loss	$(157,893)	$(113,033)	$(57,331)	$(270,926)	$(105,781)

Net loss per share — basic:	$(0.24)	$(0.17)	$(0.09)	$(0.41)	$(0.16)

Net loss per share — diluted:	$(0.24)	$(0.17)	$(0.09)	$(0.41)	$(0.16)

Weighted average shares:
Basic	667,574	663,547	663,603	665,541	661,280
Diluted	667,574	663,547	663,603	665,541	661,280

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	August 1, 2020	February 1, 2020
Assets
Current assets:
Cash and cash equivalents	$831,534	$647,604
Accounts receivable, net	483,542	492,346
Inventories	262,875	322,980
Prepaid expenses and other current assets	54,136	74,567
Total current assets	1,632,087	1,537,497
Property and equipment, net	335,035	357,092
Goodwill	5,337,405	5,337,405
Acquired intangible assets, net	2,489,815	2,764,600
Deferred tax assets	645,633	639,791
Other non-current assets	486,507	496,850
Total assets	$10,926,482	$11,133,235

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$238,537	$213,747
Accrued liabilities	406,804	346,639
Accrued employee compensation	131,241	149,780
Short-term debt	448,248	—
Total current liabilities	1,224,830	710,166
Long-term debt	992,436	1,439,024
Other non-current liabilities	291,679	305,465
Total liabilities	2,508,945	2,454,655

Shareholders’ equity:
Common shares	1,340	1,328
Additional paid-in capital	6,225,242	6,135,939
Accumulated other comprehensive income	450	—
Retained earnings	2,190,505	2,541,313
Total shareholders’ equity	8,417,537	8,678,580
Total liabilities and shareholders’ equity	$10,926,482	$11,133,235

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Cash flows from operating activities:
Net loss	$(157,893)	$(57,331)	$(270,926)	$(105,781)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	51,605	37,926	102,088	76,580
Share-based compensation	62,586	63,676	122,273	122,274
Amortization of acquired intangible assets	111,579	80,967	224,501	160,707
Amortization of inventory fair value adjustment associated with acquisitions	—	—	17,284	—
Restructuring related impairment charges	114,723	6,281	117,546	10,097
Other expense, net	6,282	5,773	14,910	14,534
Deferred income taxes	(2,816)	(1,982)	(444)	2,374
Changes in assets and liabilities:
Accounts receivable	(14,782)	17,601	8,804	40,376
Inventories	(33)	(7,174)	35,801	8,674
Prepaid expenses and other assets	3,679	(15,997)	(3,015)	(7,993)
Accounts payable	33,204	24,370	29,647	22,497
Accrued liabilities and other non-current liabilities	10,732	(49,188)	21,528	(80,117)
Accrued employee compensation	6,964	(31,782)	(18,539)	(25,266)
Net cash provided by operating activities	225,830	73,140	401,458	238,956
Cash flows from investing activities:
Purchases of technology licenses	(3,080)	(38)	(6,764)	(1,522)
Purchases of property and equipment	(17,540)	(23,010)	(52,883)	(42,193)
Other, net	34	(47)	699	(389)
Net cash used in investing activities	(20,586)	(23,095)	(58,948)	(44,104)
Cash flows from financing activities:
Repurchases of common stock	—	(16,250)	(25,202)	(64,272)
Proceeds from employee stock plans	42,776	50,230	48,234	81,314
Tax withholding paid on behalf of employees for net share settlement	(25,213)	(32,884)	(56,714)	(61,642)
Dividend payments to shareholders	(40,119)	(39,889)	(79,882)	(79,356)
Payments on technology license obligations	(18,702)	(13,056)	(42,509)	(28,324)
Principal payments of debt	—	—	—	(50,000)
Other, net	—	3,407	(2,507)	(1,486)
Net cash used in financing activities	(41,258)	(48,442)	(158,580)	(203,766)
Net increase (decrease) in cash and cash equivalents	163,986	1,603	183,930	(8,914)
Cash and cash equivalents at beginning of period	667,548	571,893	647,604	582,410
Cash and cash equivalents at end of period	$831,534	$573,496	$831,534	$573,496

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 1, 2020	May 2, 2020	August 3, 2019	August 1, 2020	August 3, 2019

GAAP gross profit:	$359,256	$326,902	$350,702	$686,158	$712,130
Special items:
Share-based compensation	4,082	3,538	3,662	7,620	6,588
Amortization of acquired intangible assets	85,225	86,567	61,132	171,792	121,038
Other cost of goods sold (a)	11,630	18,562	—	30,192	450
Total special items	100,937	108,667	64,794	209,604	128,076
Non-GAAP gross profit	$460,193	$435,569	$415,496	$895,762	$840,206

GAAP gross margin	49.4%	47.1%	53.4%	48.3%	54.0%
Non-GAAP gross margin	63.3%	62.8%	63.3%	63.0%	63.7%

Total GAAP operating expenses	$510,523	$422,898	$396,930	$933,421	$779,484
Special items:
Share-based compensation	(58,504)	(56,149)	(60,014)	(114,653)	(115,686)
Restructuring related charges (b)	(120,590)	(21,287)	(16,586)	(141,877)	(22,268)
Amortization of acquired intangible assets	(26,354)	(26,355)	(19,835)	(52,709)	(39,669)
Other operating expenses (c)	(8,125)	(19,403)	(20,676)	(27,528)	(27,245)
Total special items	(213,573)	(123,194)	(117,111)	(336,767)	(204,868)
Total non-GAAP operating expenses	$296,950	$299,704	$279,819	$596,654	$574,616

GAAP operating margin	(20.8)%	(13.8)%	(7.0)%	(17.4)%	(5.1)%
Other cost of goods sold (a)	1.6%	2.7%	—%	2.1%	—%
Share-based compensation	8.6%	8.6%	9.7%	8.6%	9.3%
Restructuring related charges (b)	16.6%	3.1%	2.5%	10.0%	1.7%
Amortization of acquired intangible assets	15.3%	16.3%	12.3%	15.8%	12.2%
Other operating expenses (c)	1.1%	2.7%	3.2%	2.0%	2.0%
Non-GAAP operating margin	22.4%	19.6%	20.7%	21.1%	20.1%

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 1, 2020	May 2, 2020	August 3, 2019	August 1, 2020	August 3, 2019

GAAP interest and other income (loss), net	$(15,498)	$(12,018)	$(21,651)	$(27,516)	$(41,702)
Special items:
Restructuring and other related items (d)	—	434	75	434	(263)
Write-off of debt issuance costs (e)	—	—	—	—	458
Deal costs (f)	—	—	1,009	—	1,009
Total special items	—	434	1,084	434	1,204
Total non-GAAP interest and other income (loss), net	$(15,498)	$(11,584)	$(20,567)	$(27,082)	$(40,498)

GAAP net loss	$(157,893)	$(113,033)	$(57,331)	$(270,926)	$(105,781)
Special items:
Other cost of goods sold (a)	11,630	18,562	—	30,192	450
Share-based compensation	62,586	59,687	63,676	122,273	122,274
Restructuring related charges in operating expenses (b)	120,590	21,287	16,586	141,877	22,268
Other operating expenses (c)	8,125	19,403	20,676	27,528	27,245
Restructuring and other related items in interest and other income, net (d)	—	434	75	434	(263)
Amortization of acquired intangible assets	111,579	112,922	80,967	224,501	160,707
Write-off of debt issuance costs (e)	—	—	—	—	458
Transaction costs included in interest and other income, net (f)	—	—	1,009	—	1,009
Pre-tax total special items	314,510	232,295	182,989	546,805	334,148
Other income tax effects and adjustments (g)	(16,226)	(1,229)	(15,728)	(17,455)	(13,404)
Non-GAAP net income	$140,391	$118,033	$109,930	$258,424	$214,963

GAAP weighted average shares — basic	667,574	663,547	663,603	665,541	661,280
GAAP weighted average shares — diluted	667,574	663,547	663,603	665,541	661,280
Non-GAAP weighted average shares — diluted (h)	678,304	670,841	675,755	674,553	673,399

Marvell Technology Group Ltd.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 1, 2020	May 2, 2020	August 3, 2019	August 1, 2020	August 3, 2019

GAAP diluted net loss per share	$(0.24)	$(0.17)	$(0.09)	$(0.41)	$(0.16)
Non-GAAP diluted net income per share	$0.21	$0.18	$0.16	$0.38	$0.32

(a)	Other costs of goods sold includes inventory write-downs and amortization of acquired inventory fair value adjustments.

(b)	Restructuring related charges include asset impairment charges (including asset impairment charges due to changes to the scope of the server processor product line), employee severance costs, facilities related charges, and other.

(c)	Other operating expenses include integration costs associated with recent acquisitions.

(d)	Interest and other income (loss), net, includes restructuring and other related items such as foreign currency remeasurement associated with restructuring related accruals.

(e)	Write-off of debt issuance costs is associated with partial term loan repayment.

(f)	Deal costs include transaction costs incurred in connection with divestiture of the Wi-Fi Connectivity business.

(g)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0% for the three and six months ended August 1, 2020 and three months ended May 2, 2020. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4.5% for the three and six months ended August 3, 2019.

(h)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology Group Ltd.
Outlook for the Third Quarter of Fiscal Year 2021
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended October 31, 2020
GAAP revenue	$750 +/- 5%
Special items:	—
Non-GAAP revenue	$750 +/- 5%

GAAP gross margin	~51.4%
Special items:
Share-based compensation	0.5%
Amortization of acquired intangible assets	11.1%
Non-GAAP gross margin	~63%

Total GAAP operating expenses	~$368
Special items:
Share-based compensation	56
Amortization of acquired intangible assets	26
Restructuring related charges	2
Other operating expenses	4
Total non-GAAP operating expenses	~$280

GAAP diluted net income (loss) per share	$(0.04) - $0.04
Special items:
Share-based compensation	0.09
Amortization of acquired intangible assets	0.16
Other operating expenses	0.01
Other income tax effects and adjustments	(0.01)
Non-GAAP diluted net income per share	$0.22 - $0.28

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	August 1, 2020	May 2, 2020	August 3, 2019	YoY	QoQ
Networking (1)	$406,008	$393,920	$329,605	23%	3%
Storage (2)	290,495	258,688	274,905	6%	12%
Total Core	696,503	652,608	604,510	15%	7%
Other (3)	30,794	41,033	52,058	(41)%	(25)%
Total Revenue	$727,297	$693,641	$656,568	11%	5%

	Three Months Ended
% of Total	August 1, 2020	May 2, 2020	August 3, 2019
Networking (1)	56%	57%	50%
Storage (2)	40%	37%	42%
Total Core	96%	94%	92%
Other (3)	4%	6%	8%
Total Revenue	100%	100%	100%

(1) Networking products are comprised primarily of Ethernet Solutions, Embedded Processors and Custom ASICs.
(2) Storage products are comprised primarily of Storage Controllers and Fibre Channel Adapters.
(3) Other products are comprised primarily of Printer Solutions.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com